                                                                    EXHIBIT 23.2


                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Cooper Cameron Corporation for the registration of 3,625,000 shares of its common stock and to the incorporation by reference therein of our report dated January 31, 1996, with respect to the consolidated financial statements of Cooper Cameron Corporation included in its Annual Report on Form 10-K/A (Amendment No. 1) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.

                                        /s/ Ernst & Young LLP



Houston, Texas
July 18, 1996